6,325,000 Shares of Common Stock

($0.03 par value)

EUROSEAS LTD.

UNDERWRITING AGREEMENT
_________________

New York, New York
November 6, 2007

WACHOVIA CAPITAL MARKETS, LLC
375 Park Avenue
New York, New York 10152

OPPENHEIMER & CO. INC.
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Euroseas Ltd., a company formed under the laws of the Republic of the Marshall Islands (the “Company”), confirms its agreement with Wachovia Capital Markets, LLC and Oppenheimer & Co. Inc. (together, the “Underwriters,” or, each, an “Underwriter”), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,825,000 shares of the Company’s common stock, par value $0.03 per share (“Common Stock”). In addition, Friends Investment Company Inc. (the “Selling Shareholder”) confirms its agreement with the Underwriters, with respect to the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 500,000 shares of Common Stock. Such shares of Common Stock to be sold by the Company and the Selling Shareholder are hereinafter collectively referred to as the “Firm Shares.” Upon the request of the Underwriters, as provided in Section 2(c) hereof, the Company shall also sell to the Underwriters, acting severally and not jointly, up to 948,750 additional shares of Common Stock for the purpose of covering over-allotments, if any (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to as the “Securities.” The Securities are more fully described in the Registration Statement, the Preliminary Prospectus and the Prospectus referred to below.

1.	Representations and Warranties.

(a)
The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as of the Closing Date referred to in Section 2(b) hereof, and as of each Option Closing Date (if any) referred to in Section 2(d) hereof, as follows:

(i)
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-142794), as amended by Amendment No. 1 thereto, to be used in connection with the public offering and sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement, as amended, has been declared effective by the Commission on May 16, 2007. Such registration statement, in the form in which it was declared effective, as amended through the Applicable Time (as defined below), including all documents incorporated or deemed to be incorporated by reference therein through the Applicable Time, is hereinafter referred to as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include any Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission a preliminary prospectus supplement dated October 29, 2007 relating to the Securities. Such preliminary prospectus supplement, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated or deemed incorporated therein by reference, is herein called the “Preliminary Prospectus.” Promptly after execution and delivery of this underwriting agreement (the “Agreement”), the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations. Such final prospectus supplement in the form first furnished to the Underwriters to confirm sales of the Securities, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated therein by reference, is herein called the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). In addition, all references in this Agreement to financial statements and schedules and other information which is “contained,” “included, “ “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be (except for any financial statements and schedules and other information incorporated or deemed to be incorporated therein by reference to the extent modified or superseded by any financial statements, schedules or other information included in the Registration Statement, the Preliminary Prospectus or the Prospectus); and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be (subject to the above exception for modified or superseded financial statements, schedules and other information).

(ii)
The Company meets the requirements for use of Form F-3. Neither the Commission nor any state regulatory authority has issued any order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted or are pending or to the Company’s knowledge, threatened.

(iii)
At the respective times the Registration Statement became, any Rule 462(b) Registration Statement and any post-effective amendments thereto become effective (the “Effective Date”), at the Applicable Time and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the respective times the Prospectus or any such amendment or supplement was issued or will be issued and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Preliminary Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or the Prospectus.

    The Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the 1933 Act Regulations.

(iv)
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act or the Exchange Act and, with the exception of information in such incorporated documents that was modified or superseded by information in the Prospectus, when read together with (and as modified by) the other information in the Prospectus, at the time the Registration Statement and any amendments become effective or were filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)
Each of the Company and its Subsidiaries (as hereinafter defined)  (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (B) other than as disclosed in the Registration Statement, owns no interest in any corporation, partnership, trust, joint venture or other business entity, (C) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except for such failure to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the shareholders equity in, or the condition (financial or otherwise), earnings, business prospects or properties of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), (D) has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, except for the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits that would not, in the aggregate, have a Material Adverse Effect and (E) is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, permits and all federal, state, local and foreign laws, rules and regulations, and has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate or permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on each of the Company’s and the Subsidiaries’ business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading.

(vi)
To the best of the Company’s knowledge, Eurobulk Ltd. (A) has been duly organized and is validly existing as a corporation in good standing under the laws of Liberia, (B) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except for such failure to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on its business, (C) has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business, except for the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits that would not, in the aggregate, have a material adverse effect on its business and (D) is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, permits and all federal, state local and foreign laws, rules and regulations, and has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate or permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a material adverse effect on its business.

(vii)
The Company has a duly authorized equity capitalization as set forth in the Preliminary Prospectus under “Capitalization” and will have the adjusted duly authorized equity capitalization set forth therein on the Closing Date, based upon the assumptions set forth therein. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. All issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities (A) are not and will not be issued in violation of any preemptive or other similar rights of any person, (B) have been duly authorized for listing, subject to official notice of issuance on the NASDAQ Global Market, and (C) when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Preliminary Prospectus and the Prospectus. The holders of the Securities will not be subject to any liability solely by reason of being such holders. All corporate action required to be taken by the Company or any of it Subsidiaries for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form according to applicable law. Upon the issuance and delivery, pursuant to the terms hereof, of the Securities to be sold by the Company hereunder, and payment therefor, the Underwriters will acquire good and marketable title to such Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever except for any such lien, charge, claim, encumbrance, pledge, security interest, defect, other restriction or equity created by the Underwriters or imposed upon the assets of the Underwriters.

(viii)
The subsidiaries of the Company listed on Schedule B hereto (each, a “Subsidiary”, and together, the “Subsidiaries”) are the only subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (“Regulation S-X”). All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned by the Company free and clear of any security interest, claim, lien or encumbrance.

(ix)
The financial statements, including the related notes and schedules thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, fairly present the financial position, income, changes in cash flow, changes in shareholders equity, and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States, applied on a consistent basis throughout the periods involved. The outstanding debt, the property, both tangible and intangible, and the business of the Company and each of its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. The other financial information and summary financial information set forth in the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Preliminary Prospectus and the Prospectus, the information set forth therein, and have been derived from, or compiled on, a basis consistent with that of the audited financial statements included in the Preliminary Prospectus and the Prospectus and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(x)
Each of the Company and its Subsidiaries has filed all U.S. federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus or the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is (A) currently being contested in good faith, whether or not arising from transactions in the ordinary course of business and as to which adequate reserves have been provided, (B) set forth in the Prospectus or (C) would not individually or in the aggregate, have a Material Adverse Effect.

(xi)
No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands, Cyprus, Panama, Liberia or Greece, or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(xii)
The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and each Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect; and none of the Company’s nor any of its Subsidiaries’ officers, directors, or crew managers have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

(xiii)
The Company and each of its Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xiv)
The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as are customary in the businesses in which the Company and each of its Subsidiaries are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for or for which a renewal was sought or applied for since January 1, 2002, except where the Company or such Subsidiary obtained similar coverage from similar insurers; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(xv)
There is no action, suit, proceeding, inquiry, arbitration or investigation before or brought by any court or government agency or body, domestic or foreign, pending or to the Company’s knowledge, threatened against (or, to the Company’s knowledge, circumstances that are reasonably likely give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (A) questions the validity of its capital stock, this Agreement or any action taken or to be taken by the Company or its Subsidiaries pursuant to, or in connection with, this Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed or (C) except for the matters described in the Preliminary Prospectus and the Prospectus might, individually or in the aggregate, have a Material Adverse Effect.

(xvi)
Except as described in the Preliminary Prospectus and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protected species, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or relating to any common law regarding Hazardous Materials against the Company or any of its Subsidiaries, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws, (E) neither the Company nor either of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state statute, (F) there has been no storage, generation, transport, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, upon any other entity for whose acts or omissions the Company is or may liable) upon the seas, in any inland waters or port or upon any other property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property or in any waters, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health and the environment, (G) there has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge and (H) neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability or any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company’s membership in any mutual protection and indemnity association, in each case as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(xvii)
The Company has the corporate power and authority to authorize, issue, deliver and sell the Securities being sold by it hereunder, enter into this Agreement and consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms; subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xviii)
None of the Company’s issuance or sale of the Securities or the execution or delivery of this Agreement by the Company, the Company’s performance hereunder or the conduct of the Company’s or its Subsidiaries’ business as described in the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, (A) results in or will result in any breach or violation of any of the terms or provisions of, (B) constitutes or will constitute a default under, or (C) results in or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever, upon any property or assets (tangible or intangible) of the Company or any of its Subsidiaries pursuant to the terms of any of the following: (1) charter or by-laws of the Company or its Subsidiaries, (2) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan, lease, deed of trust, credit agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (3) to the best of the Company’s knowledge any statute, judgment, decree, order, rule or regulation, applicable to the Company or its Subsidiaries, of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their activities or properties, except in the case of clauses (2) and (3) for such breaches, violations, defaults, liens or other restrictions that do not or will not, individually or in the aggregate, have a Material Adverse Effect.

(xix)
No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been or may be obtained under the 1933 Act, the Exchange Act and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Market in connection with the Underwriters’ purchase and distribution of the Securities, in the manner contemplated herein and in the Preliminary Prospectus and the Prospectus.

(xx)
All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by it, and constitute the legal, valid and binding obligations of the Company or such Subsidiary, enforceable against it in accordance with their respective terms. The descriptions in the Registration Statement, the Preliminary Prospectus and the Prospectus of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form F-3. There are no contracts or other documents which are required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not so been described and filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

(xxi)
Neither the Company nor any of its Subsidiaries is in violation or default of (A) any provision of its charter or by-laws or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, management agreement, charter party agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject except, in the case of clause (B), where such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(xxii)
No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with such entity.

(xxiii)
Neither the Company, its Subsidiaries nor, any of their respective directors or affiliates nor, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ employees, stockholders, partners or their affiliates of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

(xxiv)
The Company and each of its Subsidiaries owns or has obtained licenses for the patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property referenced or described in the Preliminary Prospectus and the Prospectus as being owned by or licensed to it (collectively, the “Intellectual Property”). To the knowledge of the Company, there are no rights of third parties to any such Intellectual Property; to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no domestic or foreign, pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as proposed in the Preliminary Prospectus and the Prospectus to be conducted.

(xxv)
The Company and each of its Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Registration Statement the Preliminary Prospectus and the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, mortgages, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Registration Statement, the Preliminary Prospectus and the Prospectus and taxes, lessor’s interests and liens for taxes not yet due and payable. All of the leases and subleases material to the business of the Company or its Subsidiaries, are in full force and effect, and none of the Company’s, nor to the best of the Company’s knowledge any of its Subsidiaries’ officers, directors or crew managers have received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvi)
Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., which has certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements and schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus, is (A) an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations, (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(xxvii)
Except as described in the Preliminary Prospectus and the Prospectus under “Underwriting,” there are no claims, payments, issuances, arrangements or understandings, whether oral or written, of the Company for services in the nature of a finder’s or origination fee with respect to the sale of the Securities by it hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company’s knowledge, any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters’ compensation, as determined by the FINRA.

(xxviii)
Neither the Company nor, to its knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company in connection with any actual or proposed transaction) which (A) might subject the Company, any of its Subsidiaries, or any other such person, to any fine or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (B) if not given in the past, might have had a Material Adverse Effect, or (C) if not continued in the future, might have a Material Adverse Effect.

(xxix)
The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder to which the Company is subject, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx)
Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi)
Neither the Company, its subsidiaries, nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Marshall Islands, Cyprus, Greece, Liberia or Panama or any political subdivisions thereof.

(xxxii)
The Company has established and will maintain disclosure controls and procedures (as such is defined in Rule 13a-15 under the Exchange Act), which (a) are designed to ensure that information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, or persons performing similar functions, by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (b) are effective in all material respects to perform the functions for which they were established. With respect to the Company’s disclosure controls and procedures described above, the Company is not aware of (i) any deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxxiii)
The Company and each of its Subsidiaries has established and will maintain a system of internal controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (2) no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(xxxiv)
The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies and interest holders, as applicable) of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (B) accurately reflect in all material respects all transactions referred to in such minutes.

(xxxv)
Each of the vessels described in the Registration Statement, the Preliminary Prospectus and the Prospectus as owned by certain of the Company’s Subsidiaries has been duly registered in the name of the entity that owns it under the laws and regulations and flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in any of the vessels as against any charterer or third party and all of the vessels described in the Registration Statement, the Preliminary Prospectus and the Prospectus as owned by a Subsidiary of the Company are owned directly by such Subsidiary of the Company free and clear of all liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus.

(xxxvi)
Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and, under current laws and regulations, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands.

(xxxvii)
No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(xxxviii)	There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.

(xxxix)
No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl)
The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are currently applicable to the Company and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently applicable to the Company upon and at all times after the effectiveness of such provisions and when such provisions become applicable to the Company.

(xli)
The Company is not a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, was not a PFIC for its most recently completed tax year (as determined for United States federal income tax purposes) and will not take any action that is likely to result in it becoming a PFIC.

(xlii)
Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xliii)	The Company is a “foreign private issuer” as defined in Rule 405 of the 1933 Act.

(xliv)
The Company has taken all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements of the NASDAQ Global Market that are, or will be, applicable to the Company, except for such requirements that have been waived and disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus, and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements of the NASDAQ Global Market not currently in effect upon and all times after the effectiveness of such requirements and when such provisions become applicable to the Company.

(xlv)
Neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the by-laws of the FINRA), any member firm of the FINRA.

(xlvi)
No relationship, direct or indirect, exists between or among any of the Company or its Subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, or its Subsidiaries or any affiliate of the Company, on the other hand, which is required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which is not so described as required.

(xlvii)
There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company, directly or indirectly, including through a Subsidiary, to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(xlviii)
There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Preliminary Prospectus and the Prospectus which have not been described as required.

(xlix)
Except as described in the Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the 1933 Act, other than those holders who have waived such rights. Except as described in the Preliminary Prospectus and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Securities.

(l)
Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(li)
There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of the Marshall Islands, Cyprus, Liberia, Greece or Panama or, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(lii)
Neither the Company nor any of its officers, directors or 5% stockholders nor any of their respective affiliates (within the meaning of the Exchange Act) have taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, to facilitate the sale or resale of the Securities or otherwise, or which is otherwise prohibited by Regulation M under the 1933 Act (“Regulation M”).

(b)	The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, and as of the Closing Date, that:

(i)
All information with respect to the Selling Shareholder included in the Registration Statement, the Preliminary Prospectus or the Prospectus complied and will comply with all applicable provisions of the 1933 Act.

(ii)
As each relates to the Selling Shareholder, at the respective Effective Dates, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and at the Applicable Time and at the Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, in each case as they relate to the Selling Shareholder, at the respective times the Prospectus or any such amendment or supplement was issued or will be issued and at the Closing Date, in each case as they relate to the Selling Shareholder, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Preliminary Prospectus as it relates to the Selling Shareholder did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)
The Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any shares of Common Stock by means of any “prospectus” (within the meaning of the 1933 Act), or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of shares of Common Stock, in each case other than the Preliminary Prospectus.

(iv)
Neither the execution, delivery and performance of this Agreement or the custody agreement (the “Custody Agreement”) between American Stock Transfer & Trust Company (the “Custodian”) and the Selling Shareholder or Power of Attorney to which the Selling Shareholder is a party nor the sale by the Selling Shareholder of the Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the charter or by-laws or other organizational instruments of the Selling Shareholder, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement, margin agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties may be bound or affected, the consequence of which breach, violation or default either individually or in the aggregate, would prevent or materially interfere with consummation of the transactions contemplated hereby or by the Custody Agreement to which the Selling Shareholder is a party or the Power of Attorney to which the Selling Shareholder is a party, including the sale of the Firm Shares to be sold by the Selling Shareholder, or (C) any decree, judgment or order applicable to the Selling Shareholder or any of its properties. Neither the execution, delivery or performance of this Agreement, the Custody Agreement to which the Selling Shareholder is party or the Power of Attorney to which the Selling Shareholder is a party by the Selling Shareholder, nor the sale by the Selling Shareholder of the Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement, will conflict with or result in any breach or violation of (or constitute any event which with notice, lapse of time or both would result in any breach or violation of) (1) any U.S. federal, state, local or foreign law, regulation or rule or (2) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ);

(v)
No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been or may be obtained under the 1933 Act, the Exchange Act and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the FINRA or the NASDAQ Global Market in connection with the Underwriters’ purchase and distribution of the Firm Shares, in the manner contemplated herein and in the Preliminary Prospectus and the Prospectus.

(vi)
Neither the Company, its Subsidiaries nor, any of their respective directors or affiliates nor, to the knowledge of the Selling Shareholder, any of the Selling Shareholder’s employees, stockholders, partners or their affiliates of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

(vii)
The Selling Shareholder is the sole beneficial owner of the Firm Shares to be sold by the Selling Shareholder hereunder, free and clear, of any liens other than pursuant to this Agreement; and, upon payment of the consideration for the Firm Shares to be sold by the Selling Shareholders as provided hereunder, the crediting of such Firm Shares to the “security account” or “security accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters maintained with The Depository Trust Company (“DTC”) then, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to such Firm Shares, DTC will be a “protected purchaser” of such Firm Shares within the meaning of Section 8--303 of the UCC, each of the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) with respect to the Firm Shares purchased by such Underwriter from the Selling Shareholders, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be successfully asserted against such Underwriter with respect to such Firm Shares.

(viii)
The Selling Shareholder had, at the time of execution of the Custody Agreement and Power of Attorney to which the Selling Shareholder is party, and, at the time of delivery of the Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement, will have full legal right, power and capacity and all authorizations and approvals required by law (other than those imposed by the 1933 Act and state securities or blue sky laws), to (A) enter into this Agreement and the Custody Agreement and to execute a Power of Attorney, (B) sell, assign, transfer and deliver the Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement in the manner provided in this Agreement and (C) make the representations, warranties and agreements made by the Selling Shareholder herein.

(ix)
This Agreement, the Custody Agreement and the Power of Attorney to which the Selling Shareholder is a party have each been duly authorized, executed and delivered by (or, in the case of this Agreement, on behalf of) the Selling Shareholder, and each is a legal, valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms.

(x)
The Selling Shareholder has duly and irrevocably authorized Aristides J. Pittas (the “Attorney-in-Fact”), on behalf of the Selling Shareholder, to negotiate, execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement and receive payment therefor pursuant hereto.

(xi)
The sale of the Firm Shares to be sold by the Selling Shareholder pursuant to this Agreement is not prompted by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statements (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus.

(xii)
At the Closing Date, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by the Selling Shareholder to each Underwriter hereunder will be fully paid or provided for by the Selling Shareholder, and all laws imposing such taxes will be fully complied with.

(xiii)
In order to document the Underwriters’ compliance with the reporting and withholding provisions of U.S. law with respect to the transactions herein contemplated, the Selling Shareholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(xiv)
Pursuant to the Custody Agreement, irrevocable instructions, subject to the terms and conditions of this Agreement, have been given for the delivery of the Firm Shares in accordance with this Agreement; the Selling Shareholder agrees that (A) the Firm Shares to be sold by the Selling Shareholder covered by such irrevocable instructions are for the benefit of, and coupled with and subject to the interest of, the Custodian, the Attorney-in-Fact, the Underwriters and the Company, (B) the arrangements made by the Selling Shareholder for custody and for the appointment of the Custodian and the Attorney-in-Fact by the Selling Shareholder are irrevocable, and (C) the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of the Selling Shareholder (or, if the Selling Shareholder is not an individual, the liquidation, dissolution, merger or consolidation of the Selling Shareholder) or the occurrence of any other event (each, an “Event”); if an Event occurs before the delivery of the Firm Shares hereunder, the Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney to which the Selling Shareholder is a party, the Custody Agreement to which the Selling Shareholder is a party and this Agreement, and actions taken by the Custodian and the Attorney-in-Fact pursuant to such Custody Agreement or such Power or Attorney shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact, or either of them, shall have received notice thereof.

(c)
Any certificate signed by any officer of the Company or any officer of the Selling Shareholder, respectively, and delivered to the Underwriters or to Morgan, Lewis & Bockius LLP (“Underwriters’ Counsel”), shall be deemed a representation and warranty by the Company or the Selling Shareholder, as the case may be, to the Underwriters as to the matters covered thereby. The Company and the Selling Shareholder each acknowledge that the Underwriters, and, for purposes of the opinions to be delivered pursuant to Section 6(d)(i) and Section 6(d)(viii) hereof, Underwriters’ Counsel will rely on the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

2.	Purchase, Sale and Delivery of the Securities.

(a)
On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder at a price of $16.1075 per share of Common Stock, that number of Firm Shares set forth in Schedule A opposite the name of each Underwriter.

(b)
Payment of the purchase price and delivery of certificates for the Firm Shares shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Shareholder. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on November 9, 2007, or at such other time and date as shall be agreed upon by the Underwriters, the Company and the Selling Shareholder, but not more than three business days after the foregoing date (such time and date of payment and delivery being herein called the “Closing Date”). Delivery of the Firm Shares shall be made to the Underwriters for their respective accounts against payment by each Underwriter of the respective aggregate purchase prices of the Firm Shares being sold by the Company and the Selling Shareholder to, or upon the order of, the Company and the Selling Shareholder by wire transfer payable in same day funds to the respective accounts specified by each of the Company and the Selling Shareholder. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

(c)
In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of the Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The option hereby granted may be exercised from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriters to the Company setting forth the number of shares of the Option Shares as to which each Underwriter is exercising the option and any Option Closing Date (as defined below). The number of the Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by each Underwriter as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Underwriters in its absolute discretion shall make to eliminate any fractional shares. The maximum number of Option Shares to be sold by the Company is 948,750 shares.

(d)
If the option provided for in Section (c) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Underwriters at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, on the date specified by the Underwriters which shall be within three business days after exercise of said option (each such date and time of payment and delivery being herein called an “Option Closing Date”), against payment by each Underwriter, to, or upon the order of, the Company by wire transfer payable in same day funds to the account specified by the Company. Delivery of the Option Shares shall be made through facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Underwriters on any settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

3.	Public Offering of the Securities. It is understood that each Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

4.	Covenants and Agreements.

(a)	The Company agrees with each of the Underwriters that:

(i)
Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably objects. Subject to the foregoing sentence, if the filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (A)  when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (B) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or of any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)
If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act and the 1933 Act Regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations promulgated thereunder, the Company promptly will (A) notify the Underwriters of any such event, (B) prepare and file with the Commission, subject to Section 4(a)(i), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Prospectus to each of the Underwriters in such quantities as each such Underwriter may reasonably request.

(iii)
The Company will endeavor in good faith, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

(iv)
As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158 under the 1933 Act, and to the Underwriters, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(v)
During a period of two years from the date hereof, the Company will furnish to its stockholders annual reports (including financial statements audited by independent public accountants) and will deliver to the Underwriters:

(A)
concurrently with furnishing the above-mentioned annual reports to its stockholders, statements of income of the Company for each year, in the form furnished to the Company’s stockholders and certified by the Company’s principal financial or accounting officer;

(B)
concurrently with furnishing the above mentioned annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders’ equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

(C)
after the end of each fiscal quarter (excluding the fourth fiscal quarter), a balance sheet of the Company as of March 31, June 30 and September 30 of each year, together with statements of income, stockholders’ equity, and cash flows of the Company for the corresponding fiscal quarter or quarters, as the case may be;

(D)	as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

(E)
as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission or securities exchange on which any class of securities of the Company is listed; and

(F)	every press release and every news item or article of interest to the financial community in respect of the Company or its affiliates which was released and prepared by or on behalf of the Company.

Delivery to the Underwriters will be deemed to have been made to the extent the Company has filed the above-referenced materials (including those in Section 4(a)(iv) above) with the Commission.

(vi)
For a period of one year from the Closing Date, the Company shall use its best efforts to furnish to the Underwriters, at the Underwriters’ request and at the Company’s sole expense, on a quarterly basis (i) a readily available list of the securities positions of participants in the Depository Trust Company in the Common Stock and (ii) as provided from the transfer agent to the Company, a list of holders of all of the Company’s securities.

(vii)
The Company will furnish to the Underwriters and Underwriters’ Counsel, without charge, at such place as the Underwriters may designate, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act and the 1933 Act Regulations promulgated thereunder, as many copies of the Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

(viii)
At the Execution Time, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto (the “Lock-Up Agreements”). On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate stop transfer orders on the Company’s ledgers, subject to the terms and conditions of the Lock-Up Agreements.

(ix)
The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriters for a period of 90 days (“Lock-Up Period”) after the Execution Date (as defined herein); provided, however, that if (A) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the foregoing restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive, in writing, such extension; the Company will provide the Underwriters and each stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 4(a)(viii) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period. In addition, the foregoing restriction will not apply to the filing of a registration statement on Form S-8 under the 1933 Act to register securities issuable under the Company’s existing employee benefit plans, issuance of Common Stock upon exercise of an existing option or warrant or conversion of existing preferred stock, or the Company’s granting of awards pursuant to the Company’s existing employee benefit plans.

(x)
Prior to the completion of the distribution of the Securities by the Underwriters, neither the Company nor any of its officers or directors nor any of their respective affiliates (within the meaning of the Exchange Act) will take, and the Company will use its reasonable best efforts to prevent any 5% stockholder from taking, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, under the Exchange Act and the rules and regulations thereunder or otherwise, stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and will use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the distribution of the Securities.

(xi)
The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under “Use of Proceeds” in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

(xii)
The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder and all such reports, forms and documents filed will comply as to form and substance in all material respects with the applicable requirements under the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder.

(xiii)
The Company shall cause the Securities to be listed, subject to notice of issuance, on the NASDAQ Global Market and shall use its reasonable best efforts to maintain the listing of the Common Stock by the NASDAQ Global Market for so long as shares of Common Stock are listed on the NASDAQ Global Market.

(xiv)
The Company has not made and will not make, without the prior written consent of the Underwriters, any offer relating to the Securities using supplementary offering materials, including any materials that would constitute an “issuer free writing prospectus”, as defined in Rule 405 under the 1933 Act.

(b)	The Selling Shareholder agrees with each of the Underwriters that:

(i)
The Selling Shareholder will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)	The Selling Shareholder will pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by the Selling Shareholder.

(iii)	Prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Power of Attorney, a Custody Agreement and a Lock-Up Agreement.

5.
Payment of Expenses. The Company will pay all costs and expenses in connection with the proposed public offering of the Securities, including, but not limited to the following: fees and expenses of filing with the FINRA and the Commission, printing and duplicating costs, all postage and mailing expenses with respect to the transmission of prospectuses, registrar and transfer agent fees, “road show” travel related expenses for Company personnel, including the full cost of any aircraft or other transportation chartered in connection with the road show, its own counsel and accounting fees, costs of independent due diligence investigations, bound volumes, issue and transfer taxes, if any, “blue sky” filing fees, “blue sky” and FINRA counsel fees and expenses, provided such “blue sky” and FINRA counsel fees and expenses shall not exceed $10,000, and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Market. It is agreed that Underwriters’ Counsel shall perform the required blue-sky legal services, if necessary. The Underwriters are authorized upon consummation of the proposed offering to place customary “tombstone” advertisements in publications of its choice at its expense.

6.
Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject to (A) the continuing accuracy of the representations and warranties of the Company and the Selling Shareholder herein, as of the date hereof and as of the Closing Date as if such representations and warranties had been made on and as of the Closing Date, (B) the continuing accuracy of the representations and warranties of the Company herein, as of the date hereof and as of any Option Closing Date, as if such representations and warranties had been made on and as of the Option Closing Date, (C)  the accuracy on and as of the Closing Date or any Option Closing Date, if applicable, of the statements of the officers of the Company and the Selling Shareholders made pursuant to the provisions hereof, (D) the performance by the Company and the Selling Shareholder on and as of the Closing Date and any Option Closing Date, if applicable, of its covenants and obligations hereunder, (E) the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, and (F) the following further conditions:

(a)
The Registration Statement, including any Rule 462(b) Registration Statement, shall remain effective and on the Closing Date and, if applicable, the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)
The Underwriters shall not have advised the Company and the Selling Shareholder that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, after consultation with legal counsel, is material or omits to state a fact which, in the Underwriters’ opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Preliminary Prospectus, the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriters’ opinion, is material, or omits to state a fact which, in the Underwriters’ opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)
On or prior to the Closing Date, the Underwriters shall have received from Underwriters’ Counsel, an opinion and letter with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus and other related matters as the Underwriters may reasonably request. Underwriters’ Counsel shall have received such papers and information as it requests to enable it to pass upon such matters.

(d)
At the Closing Date and, if applicable, the Option Closing Date, each of the Underwriters shall have received, the favorable opinions, in form and substance satisfactory to Underwriters’ Counsel, of each of the following:

(i)
The Company shall furnish an opinion of Seward & Kissel LLP, U.S. counsel for the Company, to the effect set forth in Exhibit B-I hereto and to such further effect as Underwriters’ Counsel may reasonably request;

(ii)
The Company shall furnish an opinion of Seward & Kissel LLP, special counsel for the Company with respect to matters of Marshall Islands law, to the effect set forth in Exhibit B-II hereto and to such further effect as Underwriters’ Counsel may reasonably request;

(iii)
The Company shall furnish an opinion of Karides, Karides & Georghiades, special counsel to the Company with respect to matters of Cypriot law, to the effect set forth in Exhibit B-III hereto and to such further effect as Underwriters’ Counsel may reasonably request;

(iv)
The Company shall furnish an opinion of Potamitis, Iliadou, Vekris, Paparrigopoulos Law Partnership, special counsel to the Company with respect to matters of Greek law, to the effect set forth in Exhibit B-IV hereto and to such further effect as Underwriters’ Counsel may reasonably request;

(v)
The Company shall furnish an opinion of Seward & Kissel LLP, special counsel to the Company with respect to matters of Liberian law, to the effect set forth in Exhibit B-V hereto and to such further effect as Underwriters’ Counsel may reasonably request;

(vi)
The Company shall furnish an opinion of Quijano & Associates, special counsel to the Company with respect to matters of Panama law, to the effect set forth in Exhibit B-VI hereto and to such further effect as Underwriters’ Counsel may reasonably request; and

(vii)
The Selling Shareholder shall furnish on the Closing Date an opinion of Seward & Kissel LLP, U.S. counsel for the Selling Shareholder, to the effect set forth in Exhibit B-VII hereto and to such further effect as Underwriters’ Counsel may reasonably request.

(e)
At any Option Closing Date, the Underwriters shall have received the favorable opinions of the firms described in Section 6(d)(i)-(vi), dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel, confirming, as of such Option Closing Date, the statements made by such counsel in its opinion dated the Closing Date.

(f)
Prior to each of the Closing Date and any Option Closing Date, other than as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, (i) there shall have been no adverse change nor development involving a prospective adverse change in the condition, financial or otherwise, prospects, stockholders’ equity or the business activities of the Company and any of its Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of its Subsidiaries, from the latest date as of which the financial condition of the Company and its Subsidiaries, taken as a whole, is set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus which is adverse to the Company and its Subsidiaries, taken as a whole; (iii) neither the Company or any of its Subsidiaries, shall be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) since the date of the Prospectus, neither the Company nor any of its Subsidiaries shall have issued any securities (other than the Securities); (v) since the date of the Prospectus, there shall have been no change in the capital stock of the Company, or any material change in the debt (long or short term) or liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise); (vi) since the date of the Prospectus, no amount of the assets of the Company or any of its Subsidiaries shall have been pledged or mortgaged; (vii) no actions, suits or proceedings, at law or in equity, shall have been pending or, to the best knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any of its Subsidiaries, or affecting any of its properties or business, before or by any court or federal, state or foreign commission, board or other administrative agency wherein unfavorable decisions, rulings or findings may have, individually or in the aggregate, a Material Adverse Effect; and (vii) no stop order shall have been issued under the 1933 Act and no proceedings therefor shall have been initiated or, to the best knowledge of the Company, threatened or contemplated by the Commission.

(g)
At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the principal financial officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each such person has carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus and this Agreement, and that:

(i)
the representations and warranties of the Company in this Agreement are true and correct in all respects as if made on and as of such Closing Date or Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

(ii)
no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person’s knowledge, after due inquiry, are contemplated or threatened;

(iii)
the Registration Statement, the Preliminary Prospectus and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and (A) neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) neither the Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) as of the Applicable Time, the Preliminary Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)
since the date of the most recent financial statements included in the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business, prospects or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(h)
At the Closing Date the Underwriters shall have received a certificate of the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all respects as if made on and as of the Closing Date and the Selling Shareholder has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date.

(i)
The Company shall have requested and caused Deloitte, Hadjipavlou, Sofianos & Cambanis S.A. to have furnished to the Underwriters letters, at the Execution Time, the Closing Date and Option Closing Date, as the case may be, dated respectively as of the Execution Time, the Closing Date and Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(j)
On each of the Closing Date any Option Closing Date, there shall have been duly tendered to the Underwriters for their accounts the appropriate number of Securities upon payment therefor by or on behalf of the Underwriters.

(k)
No order suspending the sale of the Securities in any jurisdiction designated by the Underwriters pursuant to Section 4(a)(iii) hereof shall have been issued on either the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

(l)	At the Closing Date, the Securities shall have been approved for listing, and admitted to trading, on the NASDAQ Global Market, subject only to official notice of issuance.

(m)	If required under its regulations, the FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n)
On or prior to the date of this Agreement, each of the individuals identified on Schedule C shall have executed and delivered to the Underwriters an agreement substantially in the form of Exhibit A hereto; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

(o)
Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(p)
The Selling Shareholder shall have delivered to the Underwriters a copy of the duly executed Power of Attorney and a copy of the duly executed Custody Agreement, in each case in form and substance satisfactory to the Underwriters.

If any of the conditions specified in this Section 6, if not otherwise qualified as to materiality, shall not have been fulfilled in all material respects, and if otherwise qualified as to materiality, shall not have been fulfilled in all respects, when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement, if not otherwise qualified as to materiality shall not be in all material respects, and if otherwise qualified as to materiality shall not be, reasonably satisfactory in form and substance to the Underwriters and Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, on the Closing Date and, if applicable, any Option Closing Date.

7.	Indemnification and Contribution.

(a)
The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter, their respective directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any failure to comply with or violation of Section 5 of the 1933 Act, (ii) any failure by the Company to comply with or violation of any state securities or blue sky laws in connection with the offering and sale of the Securities; or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action and for reasonable amounts paid in settlement; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)
The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter, their respective directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, in each case, insofar as information in such document(s) relates to the Selling Shareholder, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action and for reasonable amounts paid in settlement; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by or on behalf of either Underwriter specifically for inclusion therein.

(c)
Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Selling Shareholder, each of their respective directors, each of their respective officers who sign the Registration Statement, and each person who controls the Company or the Selling Shareholder within the meaning of either the 1933 Act or the Exchange Act to the same extent as the indemnities to each Underwriter set forth in Section 7(a)(iii), but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholder acknowledge that the statements set forth under the heading “Underwriting”, (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to the over-allotment option, commissions and discounts and stabilization and short positions in any Prospectus or the Registration Statement constitute the only information furnished in writing by or on behalf of each Underwriter for inclusion in any Prospectus or the Registration Statement.

(d)
Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)
In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder and the Underwriters agree to contribute to the aggregate losses, claims, damages, expenses and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Shareholder and one or both of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Shareholder and of the Underwriters in connection with the statements or omissions which resulted in such Losses, or in connection with any failure to comply with or any violation of Section 5 of the 1933 Act (which shall be deemed the responsibility of the Company), or in connection with any failure by the Company to comply with or any violation any state securities or blue sky laws, as well as any other relevant equitable considerations. Benefits received by each of the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, or in the case of any failure to comply with or any violation of Section 5 of the 1933 Act or of any state securities or blue sky laws, any such non-compliance or violation shall be deemed the responsibility of the Company. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Selling Shareholder, respectively, within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company or the Selling Shareholder and each director of the Company or the Selling Shareholder shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection 7(e).

8.
Representations and Indemnities to Survive Delivery. All representations, warranties, agreements, indemnities and other statements of the Company or its officers, of the Selling Shareholder or its officers and of the Underwriters, contained in this Agreement or contained in certificates of officers of the Company and the Selling Shareholder, as the case may be, submitted pursuant hereto, shall be deemed to be representations, warranties and agreements as of the Closing Date and as of any Option Closing Date, if applicable, and such representations, warranties and agreements and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of each Underwriter, the Company and the Selling Shareholder or any controlling person of any Underwriter, the Company or the Selling Shareholder, and shall survive the termination of this Agreement or the issuance, sale and delivery of the Securities to the Underwriters.

9.
Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in any securities of the Company shall have been suspended by the Commission or the NASDAQ Global Market or trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market or American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any of such exchanges or by such system or by order of the Commission, the FINRA or any governmental authority, (b) the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriters’ opinion, make it impracticable or inadvisable to proceed with the delivery of the Securities, (c) a banking moratorium shall have been declared either by U.S. federal, New York state or Marshall Islands authorities, (d) any domestic or international event or act or occurrence has materially disrupted, or in the Underwriters’ opinion, will in the immediate future materially adversely disrupt, the financial markets, (e) any material adverse change in the financial markets shall have occurred, or (f) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10 or 11 hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof, the Company and the Selling Shareholder will, subject to demand by the Underwriters, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

10.
Default by an Underwriter. If one of Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated to take up and pay for (in the respective proportions which the amount of Securities set forth opposite its name in Schedule A hereto bears to the aggregate amount of Securities set forth opposite the name of the remaining Underwriter) the Securities which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule A hereto, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriter does not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company or the Selling Shareholder. In the event of a default by an Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven business days, as the nondefaulting Underwriter shall determine in order that the required changes in the Registration Statement, the Preliminary Prospectus and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.
Default by the Company. If the Company shall fail on the Closing Date or on any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Underwriters’ option, by notice from the Underwriters to the Company, terminate the Underwriters’ obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5 and 7 hereof. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

12.
Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Selling Shareholder (and each employee, representative or other agent of the Company and the Selling Shareholder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and the Selling Shareholder relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

13.
Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention: Eric H. Schless (facsimile number: (212) 214-8954), and Oppenheimer & Co. Inc., 125 Broad Street, New York, New York 10004, Attention: Henry P. Williams, (Facsimile Number: (212) 425-2028), with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, Attention: Stephen P. Farrell, Esq. (Facsimile Number: (212) 309-6001). Notices to the Company shall be directed to the Company at Euroseas Ltd., Aethrion Center, 40 Ag. Konstantinou Street, 151 24 Maroussi, Greece, Attention: Stephania Karmiri, (Facsimile Number: 011 30 211 1804097). Notices to the Selling Shareholder shall be directed to c/o Euroseas Ltd., Aethrion Center, 40 Ag. Konstantinou Street, 151 24 Maroussi, Greece, Attention: Stephania Karmiri, (Facsimile Number: 011 30 211 1804097). Copies of the notices to the Company and the Selling Shareholder shall be directed to Seward & Kissel LLP, One Battery Park Plaza, New York, NY, 10004, Attention: Lawrence Rutkowski, Esq. (Facsimile Number: (212) 480-8421).

14.
No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction among the Company, the Selling Shareholder and the Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholder and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby.

15.
Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Selling Shareholder, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

16.
Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Selling Shareholder have appointed Seward & Kissel LLP, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Underwriters or by any person who controls the Underwriters, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and the Selling Shareholder represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Selling Shareholder shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholder, as the case may be.

17.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same agreement.

18.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.
Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriters, the Company and the Selling Shareholder.

[Remainder of this page intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Underwriters, the Company and the Selling Shareholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

EUROSEAS LTD.

By: /s/ Aristides J. Pittas
Name: Aristides J. Pittas
Title: Chairman and Chief Executive Officer

Confirmed and accepted as of
the date first above written.

WACHOVIA CAPITAL MARKETS, LLC.

By:_/s/ Lear Beyer__________________
Name: Lear Beyer
Title: Managing Director

OPPENHEIMER & CO. INC.

By:_/s/ Henry P. Williams_____________
Name: Henry P. Williams
Title: Managing Director

FRIENDS INVESTMENT COMPANY INC.

By: Arisitdes J. Pittas, as Attorney-in-Fact

/s/ Aristides J. Pittas

SCHEDULE A

No. of Securities
to be Purchased

Wachovia Capital Markets, LLC	3,478,750

Oppenheimer & Co. Inc.	2,846,250

TOTAL:	6,325,000

A-1

SCHEDULE B

Subsidiaries

Name	Jurisdiction

Alcinoe Shipping Limited	Republic of Cyprus

Allendale Investments S.A.	Republic of Panama

Alterwall Business Inc.	Republic of Panama

Cove Apparel, Inc.	Delaware

Diana Trading Ltd.	Republic of the Marshall Islands

Emmentaly Business Inc.	Republic of Panama

Eternity Shipping Ltd.	Republic of the Marshall Islands

Gregos Shipping Limited	Republic of the Marshall Islands

Manolis Shipping Ltd.	Republic of the Marshall Islands

Oceanpride Shipping Limited	Republic of Cyprus

Oceanopera Shipping Limited	Republic of Cyprus

Pilory Associates Corp.	Republic of Panama

Prospero Maritime Inc.	Republic of the Marshall Islands

Salina Shipholding Corp.	Republic of the Marshall Islands

Searoute Maritime Limited	Republic of Cyprus

Tiger Navigation Corp.	Republic of the Marshall Islands

Trust Navigation Corp.	Republic of Liberia

Xenia International Corporation	Republic of the Marshall Islands

Xingang Shipping Ltd.	Republic of Liberia

B-1

SCHEDULE C

List of Person Subject to the Lock-Up

C-1

EXHIBIT A

Euroseas Ltd.

Form of Lock-Up Agreement

Exhibit A-1

EXHIBIT B-I

Matters to be covered by U.S. Company Counsel Opinion

Exhibit B-1

EXHIBIT B-II

Matters to be covered by Marshall Islands Company Counsel Opinion

Exhibit B-2

EXHIBIT B-III

Matters to be covered by Cypriot Company Counsel Opinion

Exhibit B-3

EXHIBIT B-IV

Matters to be covered by Greek Company Counsel Opinion

Exhibit B-4

EXHIBIT B-V

Matters to be covered by Liberian Company Counsel Opinion

Exhibit B-5

EXHIBIT B-VI

Matters to be covered by Panamanian Company Counsel Opinion

Exhibit B-6

EXHIBIT B-VII

Matters to be covered by the Selling Shareholder’s Counsel Opinion

Exhibit B-7